Warby Parker Announces Third Quarter 2026 Results

NEW YORK, November 5, 2026. Warby Parker Inc. (NYSE: WRBY) (“Warby Parker” or the “Company”), a direct-to-consumer lifestyle brand focused on vision for all, today announced financial results for the third quarter ended September 30, 2026.
Highlights
•Delivered revenue of $244.7 million, up 10.4% year over year.
•Drove Active Customer growth of 3.0% to 2.74 million on a trailing 12-month basis, and Average Revenue per Customer of $342, up 6.7% year over year.
•Achieved gross margin of 54.4%, up from 54.1% in the prior year.
•Generated net income of $5.6 million and Adjusted EBITDA(1) of $28.6 million.
•Opened 12 net new stores during the quarter, ending Q3 with 364 stores.
“One week from today, on November 12, we'll begin accepting pre-orders for our first Intelligent Eyewear collection and look forward to delivering customer orders during the holiday season,” said Dave Gilboa, Co-Founder and Co-CEO of Warby Parker. “We can't wait for customers to experience these remarkable products firsthand.”
“There's a tremendous amount happening across Warby Parker, from rolling out Warby Parker Care to expanding our retail footprint to launching our first Intelligent Eyewear collection,” said Neil Blumenthal, Co-Founder and Co-CEO. “We're continuing to expand our products and services, build on the investments we've made over many years, like exams and insurance, and find new ways to serve our customers. In an uneven optical environment, we're staying focused on what we can control, while pursuing opportunities we believe can drive meaningful growth for years to come.”
Third Quarter 2026 Year-Over-Year Financial Results
•Net revenue increased $23.1 million, or 10.4%, to $244.7 million.
•Active Customers increased 3.0% to 2.74 million on a trailing 12-month basis, and Average Revenue per Customer increased 6.7% to $342.
•Gross profit was $133.2 million, or 54.4% of revenue, compared to $119.9 million, or 54.1% of revenue, in the prior year. The increase in gross margin was primarily related to leverage in glasses, driven by reduced tariffs, customer shipping savings, optical lab efficiencies, and increased penetration of progressives and other lens treatments. These benefits were partially offset by deleverage from growth in eye care and in fixed expenses related to occupancy costs as we opened 12 net new stores. Adjusted Gross Profit(1) was $133.6 million, or 54.6% of revenue, compared to $120.2 million, or 54.2% of revenue, in the prior year.
•Selling, general, and administrative expenses (“SG&A”) were $129.6 million, up $13.2 million from the prior year. As a percentage of revenue, SG&A increased by 50 basis points, primarily driven by retail compensation and corporate expenses, including higher technology costs. The increase was partially offset by lower marketing spend as a percentage of revenue. Adjusted SG&A(1) was $120.8 million, or 49.4% of revenue, compared to $108.0 million, or 48.7% of revenue, in the prior year.
•Net income decreased $0.3 million to $5.6 million.
•Adjusted EBITDA(1) increased $2.8 million to $28.6 million and Adjusted EBITDA Margin(1) increased 10 basis points to 11.7%.
Balance Sheet and Cash Flow Highlights
•Ended the third quarter of 2026 with $287.9 million in cash and cash equivalents.
•Third quarter operating cash flow of $24.7 million and Free Cash Flow(1) of $(2.0) million, reflecting investments related to launching Intelligent Eyewear.
2026 Outlook
For the full year 2026, Warby Parker is narrowing its revenue guidance and reaffirming its Adjusted EBITDA(1) guidance as follows:
•Net revenue of $966 to $976 million, representing approximately 11% to 12% growth versus full year 2025.
•Adjusted EBITDA(1) of $117 to $119 million, which equates to an Adjusted EBITDA Margin(1) of 12.2% and 130 basis points of year-over-year expansion at the midpoint of the range.
•Guidance now includes a modest contribution from Intelligent Eyewear, along with the related launch and operating expenses.
•50 new store openings.
“We delivered double-digit revenue growth in Q3, with Adjusted EBITDA exceeding our guidance,” said Adrian Mitchell, Chief Financial Officer. “Our profitability reflects disciplined execution across the business, and we're maintaining that focus through the remainder of the year as we enter 2027 with significant financial flexibility.”
The guidance and forward-looking statements made in this press release and on the Company’s conference call are based on management's expectations as of the date of this press release.
(1) Please see the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled “Non-GAAP Financial Measures” below.
Webcast and Conference Call
A conference call to discuss Warby Parker’s third quarter 2026 results, as well as fourth quarter and full year 2026 outlook, is scheduled for 8:00 a.m. ET on November 5, 2026. To participate, please dial (833) 461-5787 from the U.S. or (585) 542-9983 from international locations. The conference passcode is 432226894. A live webcast of the conference call will be available on the investors section of the Company’s website at investors.warbyparker.com where presentation materials will also be posted prior to the conference call. A replay will be made available online approximately two hours following the live call for a period of 90 days.

About Warby Parker
Warby Parker (NYSE: WRBY) was founded in 2010 with a mission to inspire and impact the world with vision, purpose, and style–without charging a premium for it. Headquartered in New York City, the co-founder-led lifestyle brand pioneers ideas, designs products, and develops technologies that help people see, from designer-quality prescription glasses (starting at $95) and contacts, to eye exams and vision tests available online and in its 364 retail stores across the U.S. and Canada.
Warby Parker aims to demonstrate that businesses can scale, do well, and do good in the world. Ultimately, the Company believes in vision for all, which is why for every pair of glasses or sunglasses sold, it distributes a pair to someone in need through its Buy a Pair, Give a Pair program. To date, Warby Parker has worked alongside its nonprofit partners to distribute more than 25 million glasses to people in need.
Forward-Looking Statements
This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance; expectations regarding the growth of our business, delivering stakeholder value and growing market share; expectations regarding the development, launch and success of Intelligent Eyewear; our guidance for the quarter and year ending December 31, 2026; expectations regarding the number of new store openings during the year ending December 31, 2026; and management’s plans, priorities, initiatives and strategies. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.
Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our future growth effectively; our expectations regarding cost of goods sold, gross margin, channel mix, customer mix, and selling, general, and administrative expenses; potential disruptions to our supply chain; changes to U.S. or other countries' trade policies and tariff and import/export regulations; our reliance on our information technology systems and enterprise resource planning systems for our business to effectively operate and safeguard confidential information; our ability to invest in and incorporate new technologies into our products and services; risks related to our use of artificial intelligence; our ability to engage our existing customers and obtain new customers; our ability to expand in-network access with insurance providers; planned new retail stores in 2026 and going forward; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, inflation, infectious diseases, government instability, and geopolitical unrest; our ability to compete successfully; our ability to manage our inventory balances and shrinkage; the growth of our brand awareness; our ability to recruit and retain optometrists, opticians, and other vision care professionals; the effects of seasonal trends on our results of operations; our ability to stay in compliance with extensive laws and regulations that apply to our business and operations; our ability to adequately maintain and protect our intellectual property and proprietary rights; our reliance on third parties for our products, operations and infrastructure; our duties related to being a public benefit corporation; the ability of our Co-Founders and Co-CEOs to exercise significant influence over all matters submitted to stockholders for approval; the volatility in the trading price of our Class A common stock; the effect of our multi-class structure on the trading price of our Class A common stock; our ability to collaborate with partners with successful results; our ability to recognize the anticipated benefits from partnerships, including with Google and Samsung; the increased expenses associated with being a public company; and risks related to climate change and severe weather. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our most recent reports filed with the SEC on Form 10-K, Form 10-Q and Form 8-K, which may be obtained by visiting the SEC’s website at www.sec.gov. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Glossary
Active Customers is defined as unique customer accounts that have made at least one purchase in the preceding 12-month period.
Average Revenue per Customer is defined as the sum of the total net revenues in the preceding 12-month period divided by the current period Active Customers.
Non-GAAP Financial Measures
We use Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cost of Goods Sold (“Adjusted COGS”), Adjusted Gross Margin, Adjusted Gross Profit, Adjusted Selling, General, and Administrative Expenses (“Adjusted SG&A”), and Free Cash Flow as important indicators of our operating performance. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures.” The Non-GAAP Measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.
Adjusted EBITDA is defined as net income before interest and other income, taxes, and depreciation and amortization as further adjusted for asset impairment charges, stock-based compensation expense and related employer payroll taxes, amortization of cloud-

based software implementation costs, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue.
Adjusted COGS is defined as cost of goods sold adjusted for stock-based compensation expense and related employer payroll taxes and non-recurring costs.
Adjusted Gross Profit is defined as net revenue minus Adjusted COGS. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net revenue.
Adjusted SG&A is defined as SG&A adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs.
Free Cash Flow is defined as net cash provided by operating activities minus purchases of property and equipment.
The Non-GAAP Measures are presented for supplemental informational purposes only. A reconciliation of historical GAAP to Non-GAAP financial information is included under “Selected Financial Information” below.
We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net income margin, or net margin, or Adjusted EBITDA guidance to GAAP net income because we do not provide guidance for GAAP net margin or GAAP net income due to the uncertainty and potential variability of stock-based compensation and taxes, which are reconciling items between GAAP net margin and Adjusted EBITDA Margin and GAAP net income and Adjusted EBITDA, respectively. Because such items cannot be reasonably provided without unreasonable efforts, we are unable to provide a reconciliation of the Adjusted EBITDA Margin guidance to GAAP net margin and Adjusted EBITDA guidance to GAAP net income. However, such items could have a significant impact on GAAP net margin and GAAP net income.

Selected Financial Information

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except par value)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$287,914	$286,358
Accounts receivable, net	2,132	3,285
Inventory	46,286	44,512
Prepaid expenses and other current assets	29,802	18,283
Total current assets	366,134	352,438

Property and equipment, net	212,103	187,448
Right-of-use lease assets	200,184	170,805
Other assets	13,729	10,228
Total assets	$792,150	$720,919

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,725	$31,979
Accrued expenses	69,787	49,225
Deferred revenue	21,538	33,869
Current lease liabilities	39,477	31,399
Other current liabilities	2,699	3,658
Total current liabilities	162,226	150,130

Non-current lease liabilities	225,326	201,749
Other liabilities	1,249	1,310
Total liabilities	388,801	353,189
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; Class A: 750,000 shares authorized at September 30, 2026 and December 31, 2025, 108,393 and 106,318 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively; Class B: 150,000 shares authorized at September 30, 2026 and December 31, 2025, 15,611 and 16,130 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively, convertible to Class A on a one-to-one basis	12	12
Additional paid-in capital	1,077,280	1,054,779
Accumulated deficit	(672,156)	(685,580)
Accumulated other comprehensive loss	(1,787)	(1,481)
Total stockholders’ equity	403,349	367,730
Total liabilities and stockholders’ equity	$792,150	$720,919

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenue	$244,735	$221,680	$722,693	$659,937
Cost of goods sold	111,564	101,735	322,024	300,401
Gross profit	133,171	119,945	400,669	359,536

Selling, general, and administrative expenses	129,614	116,375	392,278	358,020
Income from operations	3,557	3,570	8,391	1,516

Interest and other income, net	2,609	2,179	7,024	6,618

Income before income taxes	6,166	5,749	15,415	8,134
Provision for income taxes	563	(125)	1,991	540
Net income	$5,603	$5,874	$13,424	$7,594

Earnings per share:
Basic	$0.04	$0.05	$0.11	$0.06
Diluted	$0.04	$0.05	$0.11	$0.06

Weighted average shares outstanding:
Basic	124,707	122,963	124,032	122,495
Diluted	126,149	125,408	125,869	124,893

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income	$13,424	$7,594
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,272	37,179
Stock-based compensation	29,842	28,260
Non-cash charitable donations	3,950	2,821
Asset impairment charges	983	511
Amortization of cloud-based software implementation costs	3,048	2,391
Change in operating assets and liabilities:
Accounts receivable, net	1,153	805
Inventory	(1,773)	6,753
Prepaid expenses and other assets	(18,108)	(1,847)
Accounts payable	(4,931)	(11,103)
Accrued expenses	20,069	17,132
Deferred revenue	(12,331)	(10,361)
Lease assets and liabilities	2,276	6,947
Other liabilities	(1,022)	449
Net cash provided by operating activities	78,852	87,531
Cash flows from investing activities
Purchases of property and equipment	(65,699)	(51,928)
Net cash used in investing activities	(65,699)	(51,928)
Cash flows from financing activities
Proceeds from stock option exercises	2,197	149
Shares withheld for taxes on stock-based compensation	(14,858)	(11,001)
Proceeds from shares issued in connection with employee stock purchase plan	1,370	1,169
Net cash used in financing activities	(11,291)	(9,683)
Effect of exchange rates on cash	(306)	279
Net change in cash and cash equivalents	1,556	26,199
Cash and cash equivalents, beginning of period	286,358	254,161
Cash and cash equivalents, end of period	$287,914	$280,360
Supplemental disclosures
Cash paid for income taxes	$2,270	$708
Cash paid for interest	240	249
Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$7,361	$2,292

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(Amounts in thousands)
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP measure, which is net income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$5,603	$5,874	$13,424	$7,594
Adjusted to exclude the following:
Interest and other income, net	(2,609)	(2,179)	(7,024)	(6,618)
Provision for income taxes	563	(125)	1,991	540
Depreciation and amortization expense	14,434	12,532	42,272	37,179
Asset impairment charges	352	25	983	511
Stock-based compensation expense(1)	9,012	7,328	31,332	29,490
Non-cash charitable donations(2)	—	—	3,950	2,821
Amortization of cloud-based software implementation costs	984	903	3,048	2,391
System implementation costs(3)	—	827	477	1,173
Inventory write-downs(4)	—	—	—	2,456
Other costs(5)	215	560	550	2,428
Adjusted EBITDA	$28,554	$25,745	$91,003	$79,965
Adjusted EBITDA Margin	11.7%	11.6%	12.6%	12.1%
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and valuation of awards granted, and vesting of awards including the satisfaction of performance conditions. For the three months ended September 30, 2026 and 2025, the amount includes $0.5 million and $0.3 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises. For the nine months ended September 30, 2026 and 2025, the amount includes $1.5 million and $1.2 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises.
(2)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Class A common stock in both April 2026 and May 2025 to the Warby Parker Impact Foundation.
(3)    Represents costs related to the implementation of major new enterprise software systems.
(4)    Represents one-time inventory write-downs primarily related to the decision in the second quarter of 2025 to sunset our Home Try-On program at the end of 2025.
(5)    Represents restructuring costs incurred in the second quarter of 2025 and charges for certain legal matters outside the ordinary course of business.

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(Amounts in thousands)
The following table presents our non-GAAP, or adjusted, financial measures for the periods presented as a percentage of revenue. Each cost and operating expense is adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs.

	Reported		Adjusted		Reported		Adjusted
	Three Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025	2026	2025	2026	2025
Cost of goods sold	$111,564	$101,735	$111,136	$101,436	$322,024	$300,401	$320,857	$297,063
% of Revenue	45.6%	45.9%	45.4%	45.8%	44.6%	45.5%	44.4%	45.0%

Gross profit	$133,171	$119,945	$133,599	$120,244	$400,669	$359,536	$401,836	$362,874
% of Revenue	54.4%	54.1%	54.6%	54.2%	55.4%	54.5%	55.6%	55.0%

Selling, general, and administrative expenses	$129,614	$116,375	$120,815	$107,959	$392,278	$358,020	$357,136	$322,990
% of Revenue	53.0%	52.5%	49.4%	48.7%	54.3%	54.3%	49.4%	48.9%

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(Amounts in thousands)
The following table reflects a reconciliation of each non-GAAP, or adjusted, financial measure to its most directly comparable financial measure prepared in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cost of goods sold	$111,564	$101,735	$322,024	$300,401
Adjusted to exclude the following:
Stock-based compensation expense(1)	428	299	1,167	882
Inventory write-downs(2)	—	—	—	2,456
Adjusted Cost of Goods Sold	$111,136	$101,436	$320,857	$297,063

Gross profit	$133,171	$119,945	$400,669	$359,536
Adjusted to exclude the following:
Stock-based compensation expense(1)	428	299	1,167	882
Inventory write-downs(2)	—	—	—	2,456
Adjusted Gross Profit	$133,599	$120,244	$401,836	$362,874

Selling, general, and administrative expenses	$129,614	$116,375	$392,278	$358,020
Adjusted to exclude the following:
Stock-based compensation expense(1)	8,584	7,029	30,165	28,608
Non-cash charitable donations(3)	—	—	3,950	2,821
System implementation costs(4)	—	827	477	1,173
Other costs(5)	215	560	550	2,428
Adjusted Selling, General, and Administrative Expenses	$120,815	$107,959	$357,136	$322,990

Net cash provided by operating activities	$24,723	$17,974	$78,852	$87,531
Purchases of property and equipment	(26,698)	(19,490)	(65,699)	(51,928)
Free Cash Flow	$(1,975)	$(1,516)	$13,153	$35,603
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and valuation of awards granted, and vesting of awards including the satisfaction of performance conditions. For the three months ended September 30, 2026 and 2025, the amount includes $0.5 million and $0.3 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises. For the nine months ended September 30, 2026 and 2025, the amount includes $1.5 million and $1.2 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises.
(2)    Represents one-time inventory write-downs primarily related to the decision in the second quarter of 2025 to sunset our Home Try-On program at the end of 2025.
(3)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Class A common stock in both April 2026 and May 2025 to the Warby Parker Impact Foundation.
(4)    Represents costs related to the implementation of major new enterprise software systems.
(5)    Represents restructuring costs incurred in the second quarter of 2025 and charges for certain legal matters outside the ordinary course of business.

Contacts
Investor Relations:
Jaclyn Bradbury, Head of Investor Relations
investors@warbyparker.com

Media:
Ali Weltman
ali@derris.com

Source: Warby Parker Inc.